UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

CeriBell, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-281784	47-1785452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 N. Pastoria Avenue
Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 436-0826

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CBLL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

The U.S. government has recently announced a broad range of tariffs (“incremental tariffs”) on goods imported into the United States. In response to apparent market uncertainty, CeriBell, Inc. (“Ceribell” or the “Company”) is providing estimates to clarify the potential impact from these incremental tariffs on the cost of goods sourced from its two contract manufacturers in China. These contractors manufacture and assemble Ceribell’s headband product, with final quality inspection and packaging performed at the Company’s headquarters in Sunnyvale, California.

The Company expects product inventory currently located within the United States as of April 11, 2025 to enable sufficient supply of finished goods headband product through at least the third quarter of 2025. Because the Company accounts for product inventory cost of goods sold on a first-in, first-out basis, the Company does not expect any material impact to its financial results from incremental tariffs until at least the fourth quarter of 2025.

The Company's total gross margin recorded for the fiscal year ended December 31, 2024 was 87%. Based on currently available information, including an effective total tariff rate of 145% on all goods sourced from China, and assuming no other potential mitigating actions, the Company expects an impact on total gross margins of 8 to 10 percentage points after the existing finished goods inventory is depleted. The Company does not expect the incremental tariffs to have an impact on the cost of revenue associated with its subscription products.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated rate and impact of tariffs on our estimated gross margins, our finished goods headband product inventory and the duration of supply of finished goods, revenue associated with subscription products, and other statements that are not statements of historical fact. Given their forward-looking nature, these statements involve substantial risks, uncertainties, and potentially inaccurate assumptions, and we cannot ensure that any outcome expressed in these forward-looking statements will be realized in whole or in part. You can identify these statements by the fact that they use future dates or use words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “assume,” “target,” “forecast,” “guidance,” “goal,” “objective,” “aim,” “seek,” “potential,” “hope,” and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially from past results and future plans and projected future results are the following: risks related to the macroeconomic and geopolitical environment and the potential imposition of new or higher tariffs; risks related to our limited operating history and history of net losses; our ability to successfully achieve substantial market acceptance and adoption of our products; competitive pressures; our ability to adapt our manufacturing and production capacities to evolving patterns of demand, governmental actions, and customer trends; the manufacturing of a substantial number of our product components and their assembly in China; product defects or complaints and related liability; the complexity, timing, expense, and outcomes of clinical studies; our ability to obtain and maintain adequate coverage and reimbursement levels for our products; our ability to comply with changing laws and regulatory requirements and resulting costs; our dependence on a limited number of suppliers; and other risks and uncertainties, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission (“SEC”). These filings, when made, are available on the Investor Relations section of our website at https://investors.ceribell.com and on the SEC’s website at https://sec.gov. We assume no obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information or future events or developments.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIBELL, INC.

Date:	April 11, 2025	By:	/s/ Scott Blumberg
Scott Blumberg Chief Financial Officer